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                                                                EXHIBIT 10.2


                                 HARMONY BROOK, INC.
                                1996 STOCK OPTION PLAN


1. PURPOSE. The purposes of this Plan are to encourage stock ownership by key employees and officers of the Company through the granting of options to purchase shares of Harmony Brook, Inc. Common Shares, to assure the close identification of key employees' and officers' interests with those of the Company by providing them a direct and substantial stake in its welfare, thereby stimulating their efforts on behalf of the Company and strengthening their desire to remain with the Company, to aid the Company in competing for the services of desirable personnel, and to enhance long-term shareholder value.

2. DEFINITIONS. Unless the context requires otherwise, the terms listed below shall have the following meanings when used in the Plan:

    a. "Code" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

    b. "Committee" shall mean the Harmony Brook, Inc. Compensation Committee of the Board of Directors.

    c.   "Company" shall mean Harmony Brook, Inc.

    d. "Fair Market Value" shall mean the market value of the Company's stock on the relevant date, as such value is determined using procedures established by the Committee.

    e. "Incentive Stock Option" or "ISO" shall mean any option granted under the Plan which is designated as an Incentive Stock Option by the Committee and which is intended to qualify as such under Section 422 of the Code.

    f. "Nonqualified Stock Option" or "NQSO" shall mean any option granted under the Plan which is not an ISO.

    g. "Option Participant" shall mean such officer, manager, professional or other key employee of the Company selected by the Committee to receive stock options under the Plan. No Committee member shall be eligible to receive options under the Plan.

    h.   "Plan" shall mean the Harmony Brook, Inc. 1996 Stock Option Plan.

    i. "Retirement" shall mean the time an Option Participant withdraws from his or her principal business activity at the Company, and from active employment generally.

    j. "Significant Shareholder" shall mean an employee who owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company as


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         of the date an option under the Plan is granted.  The attribution of stock ownership to an employee shall be determined in accordance with the provisions of Section 424(d) of the Code.

    k.   "Stock" shall mean Harmony Brook, Inc. Common Shares.

3. ADMINISTRATION. The Plan shall be administered by the Committee as appointed by the Board of Directors of the Company from time to time. The Committee shall exercise such powers with respect to the Plan as are delegated to it by the Board of Directors from time to time.

4. SHARES OF STOCK AVAILABLE FOR OPTION. Subject to Section 14, the maximum number and kind of shares as to which options may at any time be granted under the Plan is 350,000 shares of the Company's Stock.

    Shares subject to option under the Plan which remain unpurchased on the expiration or termination of an option shall again be available for option grant under the Plan.

5. EFFECTIVE DATE AND PERIOD OF PLAN. Subject to approval by the shareholders of the Company, the Plan will be effective April 25, 1996 and will continue for a period of ten (10) years beginning on that date.

6.  OPTION, TERMS AND CONDITIONS.

    a. GRANT OF OPTION. Subject to the provisions of this Section 6 and any limitations contained in the Code, options may be granted at any time as determined by the Committee. Except as otherwise limited by the Plan or the Company's Board of Directors, the Committee shall have absolute discretion to determine the number of options to be granted to any Option Participant, the type of option, and the terms and conditions of such option.

    b. EXERCISE LIMIT. To the extent the aggregate Fair Market Value of the Stock underlying options designated as ISOs exercisable for the first time by an Option Participant during any calendar year exceeds $100,000, such options shall be treated as NQSOs in accordance with
         Section 422(d) of the Code. In applying this limit, options shall be taken into account in the order granted and the Fair Market Value of such stock shall be determined as of the date the options with respect to such Stock are granted.

    c.   OPTION PRICE.

         i. ISOS. The exercise price of an ISO shall be no less than the Fair Market Value of the Stock on the date the option is granted. If an ISO is granted to a Significant Shareholder, the exercise price shall not be less than 110% of the Fair Market Value of the Stock on the date the option is granted.


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         ii.  NQSOS.  The option price for an NQSO, which may be less than Fair
              Market Value, shall be determined by the Committee at the time the NQSO is granted.

    d. TERM OF OPTION. Each option, regardless of type, shall expire at the time specified by the Committee when granting the option. The committee may not fix a term which is shorter than required under any applicable state or federal statute or regulation, nor which is longer than ten (10) years from the date the option is granted. The term of an option may extend beyond the Plan's termination date.

    e. MANNER OF EXERCISE. An Option Participant wishing to exercise an option shall give written notice to the Company in the form and manner as prescribed by the Committee. Options may be either completely or partially exercised. Payment for the Stock to be acquired pursuant to the exercise of an option, together with all applicable federal, state and local withholding taxes, must accompany such written notice.

    f.   PAYMENT FOR OPTIONS.

         i. GENERAL. Full payment for all Stock to be acquired pursuant to the exercise of an option, and payment of all applicable withholding taxes, shall be made at the time such option, or any part thereof, is exercised. No certificate for the subject Stock shall be issued to an Option Participant until payment has been made. Payment shall be made in cash or in such other form as is acceptable to the Committee, provided that in the case of an ISO, no form of payment shall be allowed which would prevent the option from qualifying as an ISO within the meaning of Section 422 of the Code.

         ii. PAYMENT WITH OPTION SHARES. The Option Participant, in lieu of or in combination with a payment in cash, and/or a payment in Stock pursuant to Section 6.f.iii., may surrender to the Company, at the time of exercise, a sufficient number of the Option Participant's outstanding option shares to pay all or any part of the exercise price, and any applicable state or federal withholding tax liability incurred on the exercise of an option. For this purpose, the Option Participant may use only option shares having an exercise price less than the Fair Market Value of the Stock subject to the option, determined as of the date such option shares are surrendered or exercised. Surrender of an option share FOR PAYMENT OF THE EXERCISE PRICE OR WITHHOLDING TAXES SHALL BE TREATED AS AN EXERCISE OF THE SUBJECT OPTION AND A SURRENDER OF THE UNDERLYING SHARES OF STOCK.

         iii. PAYMENT WITH PREVIOUSLY ACQUIRED STOCK. The Option Participant, in lieu of or in combination with a payment in cash, and/or a payment in option shares pursuant to Section 6.f.ii., may transfer to the Company a sufficient number of previously acquired shares of Stock to satisfy all or any part of the exercise


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              price, and any applicable state or federal withholding tax liability incurred on the exercise of an NQSO. For this purpose, the value of the transferred Stock shall be the Fair Market Value as of the date of exercise. Where payment is made in whole or in part by previously acquired Stock, the Option Participant may not transfer fractional shares of Stock, and the Option Participant may not transfer a number of shares of Stock which would have an aggregate Fair Market Value in excess of the exercise price plus applicable withholding taxes.

         iv. OTHER PAYMENT METHODS. The Committee may, in its sole discretion, authorize payment by other methods or forms, within the limitations imposed by this Section 6, by the Plan generally, and any applicable state or federal laws or regulations.

    g. NO TANDEM OPTIONS. No ISO granted under this Plan shall contain terms which would limit or otherwise affect an Option Participant's right to exercise any other option, nor shall an NQSO contain terms which limit or otherwise affect the Option Participant's right to exercise any other option in such a manner that the option intended to be an ISO would be deemed a tandem stock option within the meaning of Section 422 of the Code.

7.  ISSUANCE OF CERTIFICATE.

    a. DELIVERY. As soon as practicable after the exercise of an option and the delivery of payment therefore (including any amount required under Section 6.g.), the Company shall deliver to the Option Participant a certificate or certificates for the number of shares of Stock acquired. Consistent with applicable state or federal laws and regulations, the Committee may fix a minimum or maximum period of time during which an Option Participant may not sell any such Stock.

    b. DESIGNATION. Shares acquired pursuant to the exercise of an ISO shall be designated as such on the stock transfer records of the Company, to the extent the value of such shares does not exceed the $100,000 exercise limit contained in Section 6.b. Any shares acquired by the exercise of an option which exceeds this $100,000 limit shall be designated on the Company's stock transfer records as shares acquired pursuant to an NQSO.

8.  TERMINATION.

    a. GENERAL RULE. Except as otherwise provided in the Plan, options may be exercised only in accordance with the terms and conditions attached by the Committee at the time the options are granted.

    b. DEATH OF OPTION PARTICIPANT. In the event of death of an Option Participant while in the employ of the Company, the Option Participant's options outstanding as of the


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         date of death shall be exercisable only within the next three
         (3) months succeeding such death (but not after such options expire by their terms), and then only (i) by the person or persons to whom the Option Participant's rights under the option shall pass by the Option Participant's will or the laws of descent and distribution, and (ii) to the extent that the Option Participant was entitled to exercise the option at the date of his/her death.

    c. DISABILITY OF OPTION PARTICIPANT. In the case of an Option Participant whose employment is terminated due to disability, as defined in Section 22(e)(3) of the Code, the Option Participant shall have twelve (12) months after termination of employment in which to exercise outstanding options that were otherwise exercisable at the date of termination of employment (but not after such options expire by their terms).

    d. RETIREMENT OF OPTION PARTICIPANT. At the time of Retirement an Option Participant may exercise outstanding options that are otherwise exercisable at the date of Retirement, together with any options the Committee may in its sole discretion accelerate, no later than thirty
         (30) days following the date of Retirement (but not after such options expire by their terms).

    e.   OTHER TERMINATION OF EMPLOYMENT.

         i. TERMINATION NOT FOR CAUSE. In the event of a termination of employment for reasons other than death, disability, or retirement, outstanding options otherwise exercisable at the date of termination of employment may be exercised no later than thirty (30) days following such termination (but not after such options expire by their terms).

         ii. TERMINATION FOR CAUSE. In the event an Option Participant's employment is terminated for cause, as determined by the Committee in its absolute discretion, all options, to the extent not already exercised, shall immediately terminate.

9. ACCELERATION OF BENEFITS. Upon the approval, by the Board of Directors or Shareholders of the Company, as the case may be, of a merger or consolidation in which the Company is not the surviving entity, or any sale of all or substantially all of the Company's assets, all outstanding but unexercised options shall automatically become immediately exercisable in full, without action required on the part of the Committee.

    At any time, the Committee shall have the discretion to accelerate the exercise date of an option or to take any such similar action whenever it may decide, in its absolute discretion, that such action is in the best interests of the Company and is equitable to an Option Participant (or such Option Participant's heirs or beneficiaries).


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10. SUBSTITUTION OF OPTIONS.  In the event of a corporate merger or consolidation, or the acquisition by the Company of property or stock of an acquired corporation, or any reorganization or other transaction qualifying under Section 424 of the Code, the Committee may, in accordance with the provisions of that Code Section, substitute options under the Plan for options under the plan of the acquired corporation provided (a) the ratio of the excess of the aggregate Fair Market Value of the shares subject to option immediately after the substitution over the aggregate exercise price of such shares is not more than the similar ratio immediately before such substitution, and (b) the new option does not give the Option Participant additional benefits.

11. TRANSFERABILITY. Each option granted under the Plan shall be nontransferable otherwise than by will or the laws of descent and distribution on the death of the Option Participant, or the disposition of options pursuant to a Qualified Domestic Relations Order as defined in the Code or Title I of the Employee Retirement Income Security Act or the rules thereunder.

12. MODIFICATION AND TERMINATION. The Committee, subject to limitations imposed by the Company's Board of Directors, may amend or modify the Plan, or any Section of the Plan, at any time to conform to any change in applicable laws or regulations or in any other respect deemed to be in the best interests of the Company. No such amendment shall, without shareholder approval (i) materially increase the number of shares of Stock as to which options may be granted under the Plan, (ii) materially modify the requirements as to eligibility to receive options under the Plan, (iii) materially increase the benefits accruing to Option Participants under the Plan, (iv) reduce an ISO option price below the Fair Market Value on the day the option is awarded, or (v) extend the termination date of the provisions of the Plan which permit the granting of ISOs. No amendment or modification of the Plan shall adversely affect any Option Participant under the Plan, or any section thereof, without such Option Participant's written consent.

13. INTERPRETATION OF PLAN. Full power and authority to construe, interpret, modify and administer the Plan and all option contracts executed thereunder shall be vested in the Committee, subject to any limitations imposed by the Company's Board of Directors. Decisions of the Committee shall be final, conclusive and binding upon all parties, including the Company, its shareholders and the Option Participants.

14. ANTI-DILUTION. In the event that outstanding shares of Stock shall be changed in number or class by reason of a division, combination, merger, consolidation or recapitalization, or by reason of a stock dividend, the number and class of shares as to which options may thereafter be granted, and the number and class of shares then subject to outstanding options, shall be changed and adjusted proportionately to the nearest whole share, and the price per share payable upon exercise of each outstanding option shall be adjusted proportionately to any change in the number of shares subject to such option (without change in the aggregate exercise price applicable to such option), all as determined by the Committee in its sole discretion.


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15. EXPENSES OF ADMINISTRATION.  The expenses of administering this Plan shall be borne by the Company.

16. RIGHT OF ACTION. Every right of action by or on behalf of the Company or by any shareholder against any past, present or future member of the Company's Board of Directors, officer or employee of the Company arising out of or in connection with this Plan shall, irrespective of the place of residence of any such director, officer or employee, and irrespective of the place where action may be brought, cease and be barred by the expiration of three (3) years from the date of the act or omission in respect of which such right of action arises.

17. TERMINATION OF EMPLOYMENT. The fact that an employee has been granted an option under this Plan shall not affect or qualify the right of the Company to terminate his or her employment at any time with or without notice or cause.

18. GOVERNING LAW. To the extent not preempted by applicable federal law, this Plan shall be construed and interpreted in accordance with the substantive laws of the State of Minnesota without giving effect to the choice of law provisions thereof.


    IN WITNESS WHEREOF, this Plan has been executed this 25th day of April, 1996.


                                   HARMONY BROOK, INC.



                                   By  James C. Hawley
                                      ---------------------------------
                                       James C. Hawley, President

34985



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